                                                                     EXHIBIT 21.

                          JACOBS ENGINEERING GROUP INC.

                            PARENTS AND SUBSIDIARIES

         The following table sets forth all subsidiaries of the Company other than subsidiaries that, when considered in the aggregate, would not constitute a significant subsidiary, including the percentage of issued and outstanding voting securities beneficially owned by the Company.

Jacobs Engineering Company, a California corporation ....................................................   100.00%
Jacobs Engineering Group of Ohio, Inc., an Ohio corporation .............................................   100.00%
Jacobs Services Company, a California corporation .......................................................   100.00%
JE Merit Constructors, Inc., a Texas corporation ........................................................   100.00%
     JE Remediation Technologies, Inc., a Louisiana corporation .........................................   100.00%
Jacobs Constructors, Inc., a Louisiana corporation ......................................................   100.00%
     Jacobs Industrial Maintenance Inc., a U.S. Virgin Islands corporation ..............................    80.00%
     Jacobs Maintenance, Inc., a Louisiana corporation ..................................................   100.00%
Jacobs Consultancy, Inc., a Texas corporation ...........................................................   100.00%
Jacobs International Limited Inc., a Panamanian corporation .............................................   100.00%
     Jacobs Engineering U.K. Limited, a corporation of England and Wales ("JEL") ........................   100.00%
         JacobsGIBB Ltd., a corporation of England and Wales ............................................   100.00%
         JacobsGIBB (Ireland) Limited, an Irish corporation .............................................   100.00%
         Crispin Wride Architectural Design Studio Ltd., a corporation of England
              and Wales .................................................................................   100.00%
         Jacobs Catalytic (UK) Ltd., a corporation of England and Wales .................................   100.00%
         JE Professional Resources Limited, a corporation of England and Wales ..........................   100.00%
Jacobs Engineering Inc., a Delaware corporation ("JEI") .................................................   100.00%
     Jacobs Engineering Espana, S.L., a Spanish corporation .............................................   100.00%
         Jacobs Engineering Ireland Limited, a Republic of Ireland corporation ..........................   100.00%
         Jacobs Consultancy U.K. Limited, a corporation of England and Wales ............................   100.00%
         Jacobs Engineering de Mexico, S.A. de C.V., a Mexican corporation ..............................   100.00%
         Jacobs Luxembourg, Sarl, a Luxembourg corporation ..............................................   100.00%
              Jacobs France SAS, a French corporation ...................................................   100.00%
              Jacobs Switzerland, GmbH, a Switzerland corporation .......................................   100.00%
              Jacobs Serete SAS, a French corporation ...................................................   100.00%
                  Jacobs Italia, SpA, an Italian corporation ............................................   100.00%
         Jacobs Sereland, S.L., a Spanish corporation ...................................................   100.00%
              Jacobs Sereland Argentina SRL, an Argentinean corporation .................................   100.00%
         Jacobs Engineering Deutschland GmbH, a German corporation ......................................   100.00%
              Jacobs MBK GmbH, a German corporation .....................................................   100.00%
                  Jacobs Deutschland GmbH, a German corporation .........................................   100.00%
         Jacobs Nederland BV, a Netherlands corporation .................................................   100.00%
              Jacobs Advanced Manufacturing B.V., a Netherlands corporation .............................   100.00%
              Jacobs Consultancy Nederland B.V., a Netherlands corporation ..............................   100.00%
     Jacobs International Holdings, Inc., a Delaware corporation ........................................   100.00%
         Gibb Hellas Consulting Engineers SA, a Greek corporation .......................................   100.00%
         Sir Alexander Gibb (Polska) SPz.o.o., a Polish corporation .....................................   100.00%
         Gibb Portugal Lda, a Portuguese corporation ....................................................   100.00%
     Jacobs H&G Private Limited, an Indian corporation ..................................................*   69.98%
         HGC Constructors, Ltd., an Indian corporation ..................................................    56.00%

                                                                     EXHIBIT 21.
                                                                       Continued

     Jacobs Engineering Singapore Pte. Ltd., a Singapore corporation .....................    100.00%
     Jacobs Pan American Corp., a Virgin Islands corporation .............................    100.00%
     Jacobs Belgie NV, a Belgian corporation .............................................    100.00%
         Interhuis SA, a Belgian corporation .............................................    100.00%
     Jacobs International (Thailand) Ltd, a Thai corporation .............................    100.00%
         Jacobs Engineering (Thailand) Ltd., a Thai corporation ..........................    100.00%
     P.T. Jacobs Engineering Indonesia, an Indonesian corporation ........................    100.00%
     Jacobs Canada Inc., a Canadian corporation ..........................................    100.00%
         Jacobs Catalytic Industrial Services Ltd., a Canadian corporation ...............    100.00%
         Delta Catalytic Ltd., a Cyprus corporation ......................................    100.00%
              Delta Catalytic Saudi Arabia Ltd., a Saudi Arabian corporation .............    100.00%
JE Professional Resources, Inc., a California corporation ................................    100.00%
Payne & Keller Company, Inc., a Louisiana corporation ....................................    100.00%
Jacobs Applied Technology, Inc., a Delaware corporation ..................................    100.00%
Jacobs Facilities, Inc., a Missouri corporation ..........................................    100.00%
     GPR Planners Collaborative, Inc., a Missouri corporation ............................    100.00%
     SP Operations and Management Services Company, a Missouri corporation ...............    100.00%
Sverdrup Technology, Inc., a Tennessee corporation .......................................    100.00%
     Sverdrup Technology Australia, Pty Ltd, an Australian corporation ...................    100.00%
Sverdrup Civil, Inc., a Missouri corporation .............................................    100.00%
     Sverdrup Asia Ltd., an Indian corporation ...........................................    100.00%
     Sverdrup & Parcel Consultants, Inc., a New York corporation .........................    100.00%
     Sverdrup of Puerto Rico, a Puerto Rican corporation .................................    100.00%
     Sverdrup Canada, ULC, a Nova Scotia corporation .....................................    100.00%
Sverdrup Investments, Inc., a Delaware corporation .......................................    100.00%
     Riverport Development, Inc., a Missouri corporation .................................    100.00%
Jacobs Construction Services, Inc., a Delaware corporation ...............................    100.00%
CRSS International, Inc., a South Carolina corporation ...................................    100.00%
Jacobs Engineering New York, Inc., a New York corporation ................................    100.00%
Jacobs Engineering Foreign Sales Corporation, a Barbados corporation .....................    100.00%
Jacobs Engineering S.A., a Chilean corporation ...........................................    100.00%
Rocky Flats Closure Site Services LLC, a Delaware corporation ............................    100.00%

           * Ownership is divided between JEI and JEL.

         All subsidiaries and affiliates are included in the Consolidated FinancialStatements.

         Dr. Joseph J. Jacobs may be deemed to be a "parent" of Jacobs Engineering Group Inc. under the federal securities laws. Refer to Item 12 of the accompanying report on Form 10-K for information about Dr. Jacobs' share ownership and position with the Company.